UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 13, 2021

AAR CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-6263	36-2334820
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One AAR Place

1100 N. Wood Dale Road

Wood Dale, Illinois 60191

(Address and Zip Code of Principal Executive Offices)

Registrant’s telephone number, including area code: (630) 227-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $1.00 par value	AIR	New York Stock Exchange
Chicago Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule  405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In July 2020, AAR CORP. (the “Company”) received financial support under the Coronavirus Aid, Relief, and Economic Security Act of 2020 (the “CARES Act”). As a result, the Company is currently subject to CARES Act restrictions on the amount of compensation that can be paid to certain executives of the Company during the restricted period, which ends on March 24, 2022.

Due to these restrictions, the Fiscal Year 2021 equity grant made in July 2020 to our President and Chief Executive Officer, John M. Holmes, was reduced by approximately 92,904 stock options and 53,537 shares subject to a restricted stock award, or RSAs, having an aggregate grant date fair value of $1,538,000 on the date of grant, from the amount that the Compensation Committee (the “Committee”) intended to grant him, had such restrictions not been in place.

At its meeting on July 12, 2021, the Committee reviewed and considered the intended long-term equity compensation levels for Fiscal 2022 as an element of the annual total target compensation package based on peer benchmarking and other factors. However, in designing the Fiscal 2022 program, the Committee determined to reduce the grant level of the long-term equity awards to comply with the CARES Act compensation limits. As a result, three of the Named Executive Officers, Mr. Holmes, Christopher A. Jessup, Vice President and Chief Commercial Officer, and Eric S. Pachapa, Vice President, Controller and Chief Accounting Officer, had their July 2021 equity awards reduced to comply with the CARES Act limits, as detailed in the table below and based on grant date fair value.

Name	Intended Fiscal 2022 LTI Equity Award Level ($)	Actual Fiscal 2022 LTI Equity Award Level ($)	Reduction For CARES Act Limit ($)
John M. Holmes	$3,380,000	$1,280,078	$2,099,922
Christopher A. Jessup	$800,000	$405,076	$394,924
Eric S. Pachapa	$403,000	$260,045	$142,955

In light of the compensation reductions made to comply with the CARES Act restrictions in Fiscal 2021 and Fiscal 2022, Mr. Holmes’ successful management of the Company during the Coronavirus pandemic and in recognition of the need to retain Mr. Holmes and maintain competitive compensation with our peer group, on July 13, 2021, the Board awarded a deferred cash retention award to Mr. Holmes in the amount of $1,000,000. In making the determination to grant this award, the Board considered Mr. Holmes’ strong leadership and performance over the past year, concerns related to the need to retain and reward Mr. Holmes, considerations related to compensation benchmarking and external pay parity, and Mr. Holmes’ voluntary pay reduction taken during the beginning of the pandemic. The Committee may consider additional actions in the future following the expiration of the CARES Act restricted period to maintain competitive compensation for and incentivize retention of those individuals impacted by the CARES Act. The deferred cash retention award will be paid to Mr. Holmes following the expiration of the CARES Act restricted period only if he remains continuously employed at the Company through such date (the award will be paid earlier in the case of his death or disability).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1*	Deferred Cash Award Agreement dated July 13, 2021 between AAR CORP. and John M. Holmes (filed herewith)
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

*	Management contract and compensatory arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:      July 16, 2021

AAR CORP.

By:	/s/ Jessica A. Garascia
Jessica A. Garascia
Vice President, General Counsel, Chief Compliance Officer and Secretary